UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019, (June 5, 2019)

SCI ENGINEERED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	SCIA	OTCQB

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on June 5, 2019, at the Company headquarters located at 2839 Charter Street, Columbus, Ohio 43228. The final voting results for the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1.   The election of six members to the board of directors, each to serve until the 2020 annual meeting of stockholders or until a successor is duly elected and qualified.

	FOR	WITHHELD	NON VOTES

John P. Gilliam	2,206,756	7,522	1,294,071
Emily Lu	2,203,929	10,349	1,294,071
Laura F. Shunk	2,213,758	520	1,294,071
Edward W. Ungar	2,116,677	97,601	1,294,071
Charles Wickersham	2,207,863	6,415	1,294,071
Jeremiah Young	2,207,723	6,555	1,294,071

Proposal 2.   To ratify the selection of GBQ Partners LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019.

FOR	3,457,123
AGAINST	420
ABSTAIN	50,806

Proposal 3.   The approval, by non-binding vote, of executive compensation.

FOR	2,158,839
AGAINST	33,516
ABSTAIN	21,923
NON VOTES	1,294,071

Proposal 4.   To recommend, by non-binding vote, the frequency of executive compensation votes.

1 YEAR	228,476
2 YEARS	259,712
3 YEARS	1,705,878
ABSTAIN	20,212
NON VOTES	1,294,071

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

June 6, 2019	By: /s/ Gerald S. Blaskie
Gerald S. Blaskie
Vice President and Chief Financial Officer